Page 1 of 21 #102763740v1 STERLING INFRASTRUCTURE, INC. (the “Corporation”) AMENDED AND RESTATED BYLAWS (as amended on November 4, 2024) ARTICLE I OFFICES Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation. Section 1.2 Principal and Other Offices. The Corporation may also have a principal office and other offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine. ARTICLE II MEETINGS OF STOCKHOLDERS Section 2.1 Annual Meetings. The Annual Meeting of Stockholders (an “Annual Meeting”) shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by the Board. Section 2.2 Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, Special Meetings of Stockholders (a “Special Meeting”) for any purpose may be called only by the Board. Section 2.3 Notice of Meetings. a. Written notice of Annual and Special Meetings stating the place, if any, date and time of the meeting, and in the case of a Special Meeting, the business to be transacted at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of the meeting also shall include the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting. b. Notice shall be given in accordance with Section 232 of the Delaware General Corporation Law (the “DGCL”) and any other applicable law. c. When a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such

Page 2 of 21 #102763740v1 adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by remote communication; or (iii) set forth in the notice of the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communications, if any, shall be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Section 2.4 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, a majority of the total voting power of stock issued and outstanding and entitled to vote at the meeting of stockholders, present in person (including by means of remote communication, if any) or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If, however, a quorum shall not be present in person or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time by the affirmative vote of a majority of the total voting power of stock present in person or represented by proxy at such meeting and entitled to vote thereon without notice other than announcement at the meeting, until a quorum shall be present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted. Section 2.5 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter brought before any meeting of stockholders (other than the election of directors) shall be decided by the affirmative vote of a majority of the total voting power of stock present in person (including by means of remote communications, if any) or represented by proxy and entitled to vote thereon, a quorum being present. Each stockholder shall be entitled to cast one (1) vote for each share of stock held by such stockholder if such stockholder is entitled to vote such share on the matter being considered at the meeting. No action required or permitted to be taken by the stockholders of the Corporation may be effected by any written consent by such stockholders without a meeting. Section 2.6 Proxies. Every person entitled to vote shall have the right to do so either in person (including by means of remote communications, if any) or by one or more agents authorized by a written proxy in compliance with Section 212 of the DGCL, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a later date. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing with the Secretary of the Corporation another duly executed proxy bearing a later date. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of death or incapacity is received by the

Page 3 of 21 #102763740v1 Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board. Section 2.7 Advance Notice. a. At an Annual Meeting, only such business shall be conducted (except for the election of directors which shall be in accordance with the procedures below in subpart (b)) as shall have been properly brought before the Annual Meeting (x) pursuant to the Corporation’s notice of Annual Meeting (or any supplement thereto) by or at the direction of the Board (or any committee thereof), (y) otherwise by or at the direction of the Board (or any duly authorized committee thereof) or (z) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.7(a) and is a stockholder of record of the Corporation (i) at the time the notice provided for in this Section 2.7(a) is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of stockholders entitled to vote at the Annual Meeting, and (iii) on the date of the Annual Meeting. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of the Annual Meeting (and therefore included in the business of the Annual Meeting pursuant to the foregoing clause (x)), the foregoing clause (z) shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting. For business to be properly brought before an Annual Meeting by a stockholder pursuant to the foregoing clause (z), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to and received by the Secretary at the headquarters of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annul Meeting is first made. In no event shall an adjournment, recess or postponement of an Annual Meeting for which notice has been given (or with respect to which there has been a public announcement of the date of the Annual Meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth: i. as to each matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a

Page 4 of 21 #102763740v1 proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting; ii. the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person (as such term is defined below in subpart (d)); iii. the class, series and number of shares of the Corporation which are directly or indirectly owned beneficially or of record by the stockholder, and any Stockholder Associated Person, or which they have the right to acquire beneficial ownership of; iv. any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of the stockholder and any Stockholder Associated Person in such business, including any anticipated benefit to such person or persons therefrom; v. a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and any Stockholder Associated Person; vi. a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such stockholder or Stockholder Associated Person; vii. a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such stockholder and such Stockholder Associated Person, if any, with respect to shares of stock of the Corporation; viii. a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; ix. a representation whether the stockholder or any Stockholder Associated Person intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal

Page 5 of 21 #102763740v1 and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal; and x. any other information relating to the stockholder giving the notice and on whose behalf the proposal is being made, or any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at the Annual Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding anything in these Bylaws to the contrary, no business (except for the election of directors in accordance with the procedures below in subpart (b)) shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 2.7(a). The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted; notwithstanding that proxies or votes in respect of such business may have been received by the Corporation (which proxies and votes shall be disregarded). Notwithstanding the foregoing provisions of this Section 2.7(a), unless otherwise required by law or otherwise determined by the chairman of the Annual Meeting, if the stockholder does not appear in person (including by means of remote communications, if any) or is not represented by proxy at the Annual Meeting to present the proposed business, such proposed business shall not be transacted; notwithstanding that proxies or votes in respect of such business may have been received by the Corporation (which proxies and votes shall be disregarded). b. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an Annual Meeting or a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board (or any duly authorized committee thereof) or (y) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.7(b) and who is a stockholder of record of the Corporation (i) at the time the notice provided for in this Section 2.7(b) is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of stockholders entitled to vote at the meeting and (iii) on the date of the meeting . For nominations to be properly made by a stockholder pursuant to this Section 2.7(b), the stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely with respect to an Annual Meeting, a stockholder’s notice must be delivered to and received by the Secretary at the headquarters of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, or if no Annual Meeting was

Page 6 of 21 #102763740v1 held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. To be timely with respect to a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of Special Meeting, a stockholder’s notice must be delivered to and received by the Secretary at the headquarters of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement of the date of such Special Meeting is first made. In no event shall the public announcement of an adjournment, recess or postponement of an Annual or Special Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above, and a stockholder shall not be entitled to make additional or substitute nominations following the expirations of the time periods set forth in these Bylaws. The minimum timeliness requirements of this Section 2.7(b) shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. The number of nominees a stockholder may nominate for election at the Annual or Special Meeting (or in the case of a stockholder giving the notice on behalf of the beneficial owner, the number of nominees a stockholder may nominate for election at the Annual or Special Meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected as such Annual or Special Meeting. Such stockholder’s notice shall set forth: i. as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in any proxy statement, form of proxy and ballot for the meeting as a nominee and to serving as a director for the full term if elected); ii. as to the nominee, the stockholder giving the notice and any Stockholder Associated Person (as such term is defined below in subpart (d)) (i) the name and address, as they appear on the Corporation’s books, of such nominee, stockholder and any Stockholder Associated Person, and (ii) the class, series and number of shares of the Corporation which are directly or indirectly owned beneficially or of record by such nominee, stockholder and any Stockholder Associated Person, or which they have the right to acquire beneficial ownership of; iii. a description of any agreement, arrangement or understanding with respect to the nomination between or among such nominee, stockholder and any Stockholder Associated Person;

Page 7 of 21 #102763740v1 iv. a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such nominee, stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such nominee, stockholder or Stockholder Associated Person; v. a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such nominee, stockholder and any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such nominee, stockholder and Stockholder Associated Person with respect to shares of stock of the Corporation; vi. a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; vii. information on compensation by third parties related to the nomination for the election or re-election of the nominee as a director of the Corporation; viii. a representation that the nominee, stockholder or any Stockholder Associated Person intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder, (ii) otherwise to solicit proxies from stockholders in support of such nomination, or (iii) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 under the Exchange Act; ix. reasonable documentary evidence (as determined by the Secretary of the Corporation in good faith) that such stockholder and Stockholder Associated Person complied with such representations not later than five business days after the stockholder giving notice files a definitive proxy statement in connection with the meeting; and x. any other information relating to the stockholder giving the notice and on whose behalf the nomination is being made, or any Stockholder Associated

Page 8 of 21 #102763740v1 Person, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an Annual or Special Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The nominee shall provide all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Board by the Corporation and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation, these By-laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s policies and guidelines applicable to the Board, which policies and guidelines shall be provided upon request), which shall be supplemented promptly upon request by the Corporation. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination pursuant to this Section 2.7(b) which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the requirements set forth in this Section 2.7(b). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.7(b), and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded; notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation (which proxies and votes shall be disregarded). Notwithstanding the foregoing provisions of this Section 2.7(b), unless otherwise required by law or otherwise determined by the chairman of the meeting, if the stockholder does not appear in person or by proxy at the meeting to present the proposed nomination, such proposed nomination shall not be made or considered; notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation (which proxies and votes shall be disregarded). Nothing in this Section 2.7(b) shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation. Notwithstanding anything to the contrary in this Section 2.7(b), unless otherwise required by law, if a stockholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a- 19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request

Page 9 of 21 #102763740v1 by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. c. A stockholder providing notice pursuant to this Section 2.7 of a nomination or business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7 shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered to and received by the Secretary at the headquarters of the Corporation not later than five business days after the record date for determining stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of such record date), and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.7 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal or nominee, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting. d. For purposes of this Section 2.7, (1) the “close of business” shall mean 5:00 p.m. local time at the headquarters of the Corporation on any calendar day, whether or not the day is a business day, (2) a “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (3) “beneficial owner,” “affiliate” and “associate” shall have the meaning given in the Exchange Act and (4) “Stockholder Associated Person” of any stockholder shall mean (a) any beneficial owner of shares of stock of the Corporation on whose behalf any nomination or proposal is made by such stockholder, and (b) any affiliates or associates of such stockholder or any beneficial owner described in clause (a). e. In addition to the provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein. f. Nothing in this Section 2.7 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation or the rights of a stockholder pursuant to Rule 14a-8 under the Exchange Act.

Page 10 of 21 #102763740v1 g. As provided in Section 2.3(a) of these Bylaws, only such business (except for the election of directors in accordance with the procedures below in subpart (b) of this Section 2.7) shall be conducted at a Special Meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of Special Meeting. Section 2.8 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of the stockholder. The list shall be open to the examination by any stockholder in the manner provided by law for a period of at least ten (10) days prior to the meeting, ending on the day before the meeting date. The list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list required by this Section 2.8. Section 2.9 Organization of Stockholders’ Meetings. a. At every meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or if both offices shall be held by the same person and such person is absent, any vice president shall call the meeting to order and shall act as chairman of the meeting. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary or other person designated by the chairman of the meeting shall act as secretary of the meeting. b. The Board or the chairman of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of stockholders and to do all such acts as in the judgment of the Board or the chairman are necessary, appropriate or convenient for the proper conduct of the meeting, including, but not limited to establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on attendance and participation in the meeting; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Section 2.10 Order of Business. No formal order of business need be followed in at any Annual or Special Meeting of Stockholders; provided, however, that at any Special Meeting, no business other than that included in the notice of the Special Meeting or incidental thereto shall be transacted. Section 2.11 Inspectors of Election. Before any meeting of stockholders, the Board shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to join the meeting or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.

Page 11 of 21 #102763740v1 Such inspectors shall — a. Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; b. Receive votes, ballots or consents; c. Hear and determine all challenges and questions in any way arising in connection with the right to vote; d. Count and tabulate all votes; e. Determine when the polls shall close; f. Determine the results of voting; and g. Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein. Section 2.12 Treatment of Abstentions and Broker Non-Votes a. Except as otherwise required by applicable law, shares abstaining from voting shall: (i) be counted as present for purposes of determining whether a quorum is present; (ii) have the effect of a vote against a proposal where the vote required to approve such proposal is a majority of the total voting power of stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote thereon; and (iii) have no effect on the outcome of the vote on proposals or director nominees where the vote required to approve such proposals or nominees is either a plurality of the votes cast or a majority of votes cast. b. Except as otherwise required by applicable law, a broker non-vote shall be counted as present for purposes of determining whether a quorum is present (if a discretionary matter is to be considered at the meeting) but shall have no effect on the outcome of the vote on proposals or director nominees where the vote required is majority of the total voting power of stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote thereon, or plurality or majority of votes cast.

Page 12 of 21 #102763740v1 ARTICLE III DIRECTORS Section 3.1 Number and Election of Directors. a. The number of directors of the Corporation which shall constitute the entire Board shall be such number as fixed exclusively by the Board in accordance with the Certificate of Incorporation. b. Except as otherwise provided in this Section 3.1 or Section 3.2 of this Article III, each director shall be elected by the vote of a majority of the votes cast with respect to such director at any meeting of stockholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting. For purposes of this Section 3.1, “a majority of the votes cast” means that (i) the number of shares voted for a director exceeds the number of shares voted against that director and (ii) as provided in Section 2.12, abstentions and broker non-votes are not counted as votes cast. c. The Corporation’s Corporate Governance & Nominating Committee (the “CGNC”) shall establish procedures pursuant to which any incumbent director-nominee who is not re-elected shall offer to tender his or her resignation to the Board. The CGNC shall then make a recommendation to the Board as to whether to accept or reject the offer of resignation, or whether other action should be taken. The Board shall act on the CGNC’s recommendation promptly after it has been received and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. d. Each director shall hold office until the expiration of the term for which such director is elected, or until a successor is elected and qualified, or until the earlier resignation or removal of the director. e. Any director may resign at any time upon notice to the Corporation. Section 3.2 Vacancies on the Board. Vacancies from the death, resignation, retirement, removal from office, disqualification or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office in accordance with the Certificate of Incorporation. Section 3.3 Duties and Powers of the Board. The business of the Corporation shall be managed by, or under the direction of, the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Page 13 of 21 #102763740v1 Section 3.4 Chairman of the Board. The Board from time to time may elect from its members a Chairman and may at any time remove and/or replace any Chairman. The Chairman shall preside at all meetings of the Board at which he is in attendance. Section 3.5 Meetings of the Board. The annual meeting of the Board shall be held immediately following the regular Annual Meeting, and at the same place, if any. Other regular meetings of the Board may be held either within or without the State of Delaware without notice and at such time and at such place, if any, or means of remote communication as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or by any two directors. Notice of a special meeting stating the place, if any, date and time of the meeting and means of remote communication, if any, by which directors may be deemed to be present at such meeting shall be given to each director by telephone, e-mail, text or other electronic transmission on twenty-four hours’ notice, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances. The notice shall state the matters expected to come before the meeting. Section 3.6 Quorum. Except as may be otherwise specifically required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice, other than an announcement at the meeting of the place, date and time of the adjourned meeting, until a quorum shall be present. If a quorum initially is present at any meeting of directors, the directors may continue to transact business notwithstanding the withdrawal of enough directors to leave less than a quorum, upon a resolution adopted by at least a majority of the required quorum for that meeting prior to the loss of the quorum. Common or interested directors (as defined in the DGCL) may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction. Section 3.7 Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any of its committees may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and if the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee. Section 3.8 Meetings by Conference Telephone or Other Remote Communication. Participation in a meeting of the Board or of a committee may be by means of a conference telephone call, videoconference or other remote communication if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Page 14 of 21 #102763740v1 Section 3.9 Committees of the Board. a. The Board may designate one or more committees with such delegated powers and duties as it may determine and may appoint one or more directors to serve thereon. b. The Board may at any time for any reason remove any individual committee member from a committee and may fill any committee vacancy created by death, disqualification, resignation, removal or increase in the number of members of the committee. c. Each committee shall keep regular minutes of its meetings and shall report to the Board when requested to do so. Section 3.10 Compensation of Directors. Directors may receive compensation for their services as directors as determined from time to time by the Board or by a committee thereof to which such authority has been delegated. Nothing in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor. Section 3.11 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or in the event of any other similar emergency condition as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then during such emergency: (a) a meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time and (b) the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Section 3.12 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or all directors may be removed from office at any time, but only in the manner set forth in the Certificate of Incorporation. ARTICLE IV OFFICERS AND AGENTS Section 4.1 Appointment of Officers. a. The Board shall appoint a Chief Executive Officer, a Chief Financial Officer, a President, a Treasurer and a Secretary of the Corporation. In addition to the foregoing officers, the Board may designate such other officers, agents, attorneys-in-fact

Page 15 of 21 #102763740v1 or officials as from time to time may be deemed advisable and may prescribe their duties and powers. b. Any number of offices may be held by the same person. c. The Board shall have the power to fix salaries of all officers of the Corporation. Section 4.2 Term of Office and Removal. The officers of the Corporation shall hold office for such term as the Board may prescribe or until the officer’s death, disqualification, resignation or removal. Any duty to be performed by an officer of the Corporation may be performed by the officer’s duly authorized assistant officer. Any and all officers of the Corporation may be removed at any time and their successors appointed by the Board at any regular or special meeting thereof. Section 4.3 The Chief Executive Officer. The Chief Executive Officer shall have the general direction of the affairs of the Corporation except as otherwise prescribed by the Board. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall have the authority to execute all orders and resolutions of the Board. He shall keep the Board fully informed of the business of the Corporation and he may sign and execute all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. The Chief Executive Officer shall have direction of officers of the Corporation and the authority to cause the employment of employees and the appointment of agents of the Corporation as the conduct of the business of the Corporation may require. Subject to the authorization of the Board, the Chief Executive Officer shall have the authority to appoint, establish the duties of, determine the compensation of, and remove officers, employees and agents of the Corporation. The Chief Executive Officer shall also have such duties and powers as usually and customarily associated with the office. He shall do and perform such other duties as from time to time may be assigned by the Board. Section 4.4 The Chief Financial Officer. The Chief Financial Officer shall exercise the powers and perform the duties of the office of the chief financial officer and in general shall have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such other duties as may be assigned to him or her from time to time by the Board, the President or the Chief Executive Officer. The Chief Financial Officer shall also have such duties and powers as usually and customarily associated with the office. Section 4.5 The President. The President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer. In the absence or incapacity of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, or if the same person is the Chief Executive Officer and the President, the President shall perform all duties and functions of the Chief Executive Officer. The President also may execute contracts in the name of the Corporation and appoint and discharge agents and employees. The President shall also have such duties and powers as usually and customarily associated with the office.

Page 16 of 21 #102763740v1 Section 4.6 The Secretary. The Secretary shall keep the minutes of all meetings of the Board, of its committees and of the stockholders. The Secretary shall likewise attend to the giving and serving of all notices of meetings and shall in general have such duties and powers as usually and customarily associated with the office of the Secretary and shall have such other powers and duties as the Chief Executive Officer, President or the Board from time to time may prescribe. Section 4.7 The Assistant Secretary. The Board may designate and choose one or more Assistant Secretaries, who shall have the usual powers and duties pertaining to the office together with such other powers and duties as may be assigned by the Board, the Chief Executive Officer, the President or the Secretary. In case of the absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary. Section 4.8 The Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation and he shall generally have such duties and powers as usually and customarily associated with the office of Treasurer and shall have such further powers and duties as the Chief Executive Officer, President or the Board from time to time may prescribe. Section 4.9 The Assistant Treasurer. The Board may designate and choose one or more Assistant Treasurers, who shall have the usual powers and duties pertaining to the office, together with such other powers and duties as may be assigned by the Board, the Chief Executive Officer, the President or the Treasurer. In case of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer. ARTICLE V CAPITAL STOCK Section 5.1 Form of Stock Certificates. Shares of capital stock in the Corporation may be issued in uncertificated or certificated form, as determined by the Board. If the Board of Directors elects to issue certificated shares, such certificate shall be signed in the name of the Corporation by any two authorized officer of the Corporation (including the Chief Executive Officer, the President, any vice president, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary), and shall evidence the number and class (and series, if any) of shares of the Corporation’s capital stock owned and contain such other information as required by law and as approved by the Board of Directors. The Board may appoint one or more transfer agents and/or registrars of transfers and may require all certificates of shares to bear the signature of the transfer agent or registrar. Where a certificate is countersigned by a transfer agent other than the Corporation or one of its employees, or by a registrar, other than the Corporation or one of its employees, any other signature on the certificate may be a facsimile or other electronic signature permitted by law. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he, she or it were still such officer, transfer agent or registrar at the date of issue. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not

Page 17 of 21 #102763740v1 represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation. Section 5.2 Lost Certificates. The Board or an authorized officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board or such authorized officer of the Corporation may in its discretion and as a condition precedent to the issue thereof require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the certificate or the issue of a new certificate. The Board may adopt such other provisions and restrictions regarding lost certificates that are not inconsistent with applicable law as it shall in its discretion deem appropriate. Section 5.3 Transfer of Certificated Stock. Title to a stock certificate and to the shares represented thereby may be transferred only — a. By the delivery of the certificate endorsed either in blank or to a specified person by the stockholder of record according to the certificate; or b. By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the shares represented thereby, signed by the stockholder of record according to the certificate. The assignment or power of attorney may be either in blank or to a specified person. The Corporation shall be entitled to recognize and enforce any lawful restriction on the transfer of any certificate representing shares of its capital stock. Section 5.4 Transfer of Uncertificated Stock. Title to uncertificated shares of capital stock may be transferred only by an instruction to the Corporation (or its transfer agent, if different) by the registered owner requesting that the transfer of the uncertificated shares be registered; or by the delivery of a document containing a written power of attorney to sell, assign, or transfer the uncertificated shares, signed by the registered owner, and an instruction that the transfer of the uncertificated shares be registered. The power of attorney may be either in blank or to a specified person. An instruction for purposes of this Section 5.4 is a writing signed by the registered owner or by a person with power of attorney requesting that the transfer be registered. The Corporation shall be entitled to recognize and enforce any lawful restriction on the transfer of any shares. Section 5.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock,

Page 18 of 21 #102763740v1 or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In that case, only stockholders of record at the close of business on the date so fixed shall be entitled to notice and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting. Section 5.6 Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation. Section 5.7 Ownership of Capital Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.. ARTICLE VI NOTICES Section 6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, the notice may be given by mail, addressed to the director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and the notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally or by any other means authorized by applicable law, including but not limited to electronic transmission. Section 6.2 Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice, and to the extent permitted by law, such notice requirement will be waived by attendance at the meeting, in person (including by means of remote communication) or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Page 19 of 21 #102763740v1 ARTICLE VII GENERAL PROVISIONS Section 7.1 Dividends. Subject to the provisions of the Certificate of Incorporation, these Bylaws or applicable law, if any, dividends on the capital stock of the Corporation may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Section 7.2 Disbursements. All checks, drafts or other demands for money and notes of the Corporation in its name and on its behalf, without further authorization, may be signed by the Chief Executive Officer, the Chief Financial Officer, the President, Treasurer or such other officer or officers or any other person or persons as are designated by the Board from time to time and any bank or depository in which the funds of the Corporation are deposited shall be conclusively protected in honoring and acting upon any check or draft signed by such officer. Section 7.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on December 31 of such year, unless otherwise provided by the Board. Section 7.4 Corporate Seal. The Corporation need not have a seal unless the Board determines otherwise. Section 7.5 Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be in electronic form; provided that the records so kept can be converted into clearly legible hard copy form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. Section 7.6 Law and the Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by applicable law and the Certificate of Incorporation. Section 7.7 Facsimile or Electronic Signatures. In addition to the provisions for use of facsimile or other electronic signatures specifically authorized in these Bylaws or applicable law, facsimile or other electronic signatures of any officer of the Corporation may be used whenever and however authorized by the Board or by a committee of the Board. Section 7.8 Time Periods. Unless provided otherwise in these Bylaws or applicable law, in applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified

Page 20 of 21 #102763740v1 number of days prior to an event, calendar days shall be used and the day of the doing of the act shall be excluded and the day of the event shall be included. Section 7.9 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including for any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring any of the following actions: a. any derivative action or proceeding on behalf of the Corporation; b. any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation in that capacity to the Corporation or the Corporation’s stockholders; c. any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws, in each case as amended from time to time, or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware; d. any action asserting a claim governed by the internal affairs doctrine; or e. any other action asserting an internal corporate claim, as defined in Section 115 of the DGCL or any successor provision; shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware; in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Section 7.9. Section 7.10 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chief Executive Officer, the President or any vice president, and any one of those officers may in the name and on behalf of the Corporation take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may have an equity interest; and at any such meeting, the officer shall possess and may exercise any and all rights and power incident to the ownership of the interest that, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may from time to time confer like powers upon any other person or persons.

Page 21 of 21 #102763740v1 ARTICLE VIII AMENDMENTS Section 8.1 Amendments. Subject to the Certificate of Incorporation, these Bylaws may be amended in whole or in part by the stockholders or by the Board. Notice of any amendment shall be contained in the notice of the meeting of stockholders or the Board, as the case may be, at which the Bylaws are proposed to be amended. All amendments made by stockholders must be approved as provided in the Certificate of Incorporation.